                                  EXHIBIT 3(b)


                                    BY-LAWS

                                       OF

                                CBS CORPORATION



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                                 AS AMENDED TO

                                  MAY 4, 1999



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                                                       TABLE OF CONTENTS
                                                       -----------------

                                                                                                      Page
                                                                                                      ----
Article I                  Meetings of Shareholders......................................................1

Article II                 Board of Directors - Committees - Their Powers and Duties.....................8

Article III                Contributions................................................................11

Article IV                 Election and Term of Chairman of the Board and Officers......................11

Article V                  Meetings of Directors........................................................12

Article VI                 Chairman of the Board........................................................15

Article VII                President; Chief Executive Officer...........................................15

Article VIII               Secretary....................................................................16

Article IX                 Treasurer....................................................................16

Article X                  Assistant Secretary, Assistant Treasurer and Other Officers..................17

Article XI                 Corporate Seal...............................................................18

Article XII                Certificates of Stock........................................................18

Article XIII               Transfers of Stock...........................................................18

Article XIV                Rights.......................................................................19

Article XV                 Fiscal Year..................................................................20

Article XVI                Certain Issues of  Stock.....................................................20

Article XVII               Indemnification..............................................................21

Article XVIII              Director Liability...........................................................28

Article XIX                Pennsylvania Opt Out.........................................................29

Article XX                 Amendments...................................................................29

Article XXI                Confidentiality in Voting....................................................30

                                    BY-LAWS
                                       OF
                                CBS CORPORATION

                                    -------

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

        The annual meeting of the shareholders of the Company shall be held on such date and at such hour as the Board of Directors may designate and on any subsequent day or days to which such meeting may be adjourned, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting. If for any reason the annual meeting shall not have been held on the day designated by the Board or on the day specified above, the Board of Directors shall cause the annual meeting to be called and held as soon thereafter as may be convenient.

         At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.

         Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Company as to dividends or upon liquidation to elect additional directors under specified circumstances and to the other provisions of this Article I, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.

         Special meetings of the shareholders of the Company may be called at any time, for the purpose or purposes set forth in the call, by the Board of Directors or by the Chairman, to be held on such date as the Board or the Chairman determines. Only such matter or matters as are specified in the Company's notice of meeting, or any supplement thereto, delivered at the direction of the Board of Directors or the Chairman, and matters which are incidental or germane thereto, shall be acted upon at a special meeting of shareholders.

         NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

         (i) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation to elect additional directors under specified circumstances, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders or at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders or, where proposed by the Board or the Chairman in the Company's notice of meeting, at a special meeting, (a) pursuant to the Company's notice of meeting, or any supplement thereto, delivered by or at the direction of the Board of Directors, (b) otherwise by or at the direction of the Board of Directors or (c) in the case of election of directors at an annual meeting or at a special meeting pursuant to the Company's notice of meeting and in the case of other business only at an annual meeting, by any shareholder of the Company who is entitled to vote for the election of directors or with respect to such other business, as the case may be, at the meeting, who complies with the procedures set forth in clauses (ii) and (iii) of this Notice Section, and who is a shareholder of record at the time the notice required by such procedures is delivered to the Secretary of the Company and at the time of the meeting.

         (ii) For nominations for the election of directors to be properly brought by a shareholder before an annual meeting or a special meeting at which directors are to be elected pursuant to the Company's notice of meeting or for other business to be properly brought by a shareholder before an annual meeting, in either case pursuant to (i)(c) of this Notice Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and the shareholder must be entitled by Pennsylvania law to present such business at the meeting. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Company: (a) in the case of an annual meeting, for receipt not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and
(b) with respect to the nomination of a person or persons (as the case may be) for election to such position(s) as are specified in the Company's notice of meeting in the case of a special meeting, for receipt no more than 120 days prior to the date of such special meeting and no later than the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period for the giving of a shareholder's notice as described in this Notice Section. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (or any successor to such rules or regulations), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and, in the event that such business includes a proposal to amend the By-laws of the Company, the language of the proposed amendment; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) a representation that the shareholder is and intends to remain a shareholder of record of stock of the Company entitled to vote at the meeting and intends to appear in person at the meeting to make the nomination(s) or propose such business.

         (iii) Notwithstanding anything in (ii)(a) of this Notice Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Notice Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company for receipt not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company.

         (iv) For purposes of this Notice Section, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news serviced or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Company as to dividends or upon liquidation to elect additional directors under specified circumstances, only persons who are nominated in accordance with the procedures set forth in the above Notice Section will be eligible to be elected as directors at a meeting of shareholders and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I. Except as otherwise provided by law, the Restated Articles of Incorporation of the Company or these By-laws, the Chairman (or the chairman of any shareholder meeting) will have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
Article I and, if any proposed
nomination or business is not in compliance with this Article I, to declare that such defective proposal or nomination will be disregarded.

         Notwithstanding the foregoing provisions of this Article I, a shareholder must also comply with all applicable requirements of Pennsylvania law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing provisions. Nothing in this
Article I will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor thereto.

        Every meeting of the shareholders, annual or special, shall be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may designate or, in the absence of such designation, at the registered office of the Company in the Commonwealth of Pennsylvania.

        Written notice of every meeting of the shareholders shall be given by, or at the direction of, the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder's address appearing on the books of the Company. The notice of every meeting of the shareholders shall specify the place, day and hour of the meeting and, in the case of a special meeting, the matter or matters to be acted upon at such meeting. Only the matter or matters specified in the notice of a special meeting shall be acted upon thereat. All notices of meetings of the shareholders shall be provided in accordance with Pennsylvania law.

        The notice of every meeting of the shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

        Except as otherwise provided by law or by the Restated Articles of the Company, as from time to time amended (hereinafter called the Articles of the Company), or by these By-laws, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum at the meeting of shareholders, and all questions shall be decided by a majority of the votes cast, in person or by proxy, at a duly organized meeting by the holders of shares entitled to vote thereon. The shareholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Any meeting of the shareholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods, not exceeding fifteen days each, as the holders of a majority of the shares present in person or by proxy shall direct, until such directors have been elected.

        If a meeting cannot be organized because of lack of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

        At each meeting, each shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact and filed with the Secretary of the Company. Except as otherwise provided by law or the

Articles of the Company or these By-laws, each holder of record of shares of any class of the Company shall be entitled to one vote, on each matter submitted to a vote at a meeting of the shareholders, and in respect of which shares of such class shall be entitled to be voted, for every share of such class standing in his or her name on the books of the Company.


                                   ARTICLE II
                       BOARD OF DIRECTORS - COMMITTEES -
                            THEIR POWERS AND DUTIES

        The business, affairs and property of the Company shall be managed and controlled by a Board of Directors, which, except as otherwise provided by law or the Articles of the Company, shall exercise all the powers of the Company. The number, qualifications, manner of election, time and place of meeting, compensation and powers and duties of the directors of the Company shall be fixed from time to time by or pursuant to these By-laws. Nominees for election to the Board of Directors who qualify as Independent Directors on the date of their nomination shall be such that the majority of all directors holding office immediately after such nomination, assuming the election of such nominees, shall be Independent Directors.

        The number of directors which shall constitute the Board of Directors shall be fixed from time to time by a vote of a majority of the Board of Directors, provided, however, that the number of directors of the Company shall be not less than three nor more than twenty-four. The shareholders shall, at each annual meeting, elect directors, each of whom shall serve until the annual meeting of shareholders next following his or her election and until his successor is elected and shall qualify; provided, however, that directors with terms expiring at the annual meetings of shareholders to be held in 1994 and 1995 shall serve until the expiration of their respective terms.

        Each election of directors by the shareholders shall be conducted by one or three judges of election appointed by the Board of Directors in advance of the meeting to act at that meeting and at any adjournment thereof. If any or all of such appointees shall fail to appear or fail or refuse to act, the vacancy or vacancies shall be filled by the Board of Directors or the presiding officer of the meeting. No person who is a candidate for office to be filled at the meeting shall act as a judge.

        Except as the law may otherwise provide, the shareholders shall not remove any director from office without assigning any cause (as such term is defined in the Articles) prior to the expiration of the term of office unless holders of at least 80% of the shares of capital stock of the Company entitled to vote thereon, vote to remove the director from office.

        In case of any vacancy in the Board of Directors through death, resignation, disqualification, removal, increase in the number of directors or other cause, the remaining directors, though less than a quorum, by affirmative vote of a majority thereof or by a sole remaining director, may fill such vacancy to serve for the balance of the unexpired term and until his or her successor shall have been elected and qualified; provided, however, that any director elected to fill a vacancy for a director having a term expiring at the annual meeting of shareholders to be held in 1994 or 1995 shall serve only until the annual election of shareholders next following his or her election.

        There shall be a Compensation Committee, an Audit Review Committee, and a Nominating and Governance Committee. The Compensation Committee may determine to retain an independent compensation consultant to assist it in carrying out its duties.

Each of these committees shall consist of not less than two members of the Board of Directors, at least two of whom, on the date of their appointment to the committee, are Independent Directors. All members of the Compensation Committee and the Nominating and Governance Committee must, on the date of their appointment to said committee, be Independent Directors. With respect to each such committee, the Board of Directors shall, by one or more resolutions adopted by a majority of the whole Board, determine the duties and responsibilities, determine the number of members, appoint the members and the committee chair and fill each vacancy occurring in the membership.

        The Board of Directors may from time to time appoint such further standing or special committees as it may deem in the best interest of the Company, but no such committee shall have any powers, except such as are expressly conferred upon it by the Board. Each committee referred to in this
Article II shall act only as a committee and the individual members shall have no power as such.

        Each director shall be entitled to receive from the Company such annual and other fees and compensation as the Board of Directors shall from time to time determine and to be reimbursed for his reasonable expenses in connection with attendance at meetings. Nothing herein contained shall preclude any director from serving the Company or its subsidiaries in any other capacity and receiving compensation therefor.

        For purposes of this Article II, the term "Independent Director" shall mean a director who: (a) is not and has not been employed by the Company or a subsidiary in an executive capacity within the five years immediately prior to the annual meeting at which he or she will be voted upon; (b) is not an employee or five percent or more owner of an entity that is a regular advisor or consultant to the Company or its subsidiaries; (c) is not an employee or five percent or more owner of a significant customer or supplier of the

Company or its subsidiaries; (d) does not have a personal services contract with the Company or its subsidiaries; (e) is not employed by a tax-exempt organization that receives significant contributions from the Company or its subsidiaries; and (f) is not a spouse, parent, sibling, child, parent-in-law, brother or sister-in-law or son or daughter-in-law of an officer of the Company.

        The Board of Directors shall have the exclusive right and power to interpret and apply the provisions of this Article II, including, without limitation, the adoption of written definitions of terms used in and guidelines for its application (any such definitions and guidelines shall be filed with the Secretary, and such definitions and guidelines as may prevail shall be made available to any shareholder upon written request). Any such definitions or guidelines and any other interpretation or application of the provisions of this
Article II made in good faith shall be binding and conclusive.


                                   ARTICLE III
                                  CONTRIBUTIONS

        The Board of Directors shall have the power, at any time and from time to time, to make contributions and donations for the public welfare or for religious, charitable, scientific or educational purposes.


                                   ARTICLE IV
                              ELECTION AND TERM OF
                       CHAIRMAN OF THE BOARD AND OFFICERS

        The Board of Directors shall elect a Chairman of the Board, who may be designated an officer of the Company, a President or a Chief Executive Officer or both, such Vice Presidents as may from time to time be necessary or desirable, a Secretary and a

Treasurer. There shall also be one or more assistant secretaries and treasurers and such other officers and assistant officers as the Board may deem appropriate. The Board of Directors shall elect all officers, except assistant officers.

        The term of office for all officers shall be until the organization meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are elected or appointed and shall qualify, or until their earlier death, resignation or removal. The Chairman of the Board or any officer may be removed from office, either with or without cause, at any time by the affirmative vote of the majority of the members of the Board then in office. A vacancy in any office arising from any cause may be filled for the unexpired term by the Board.


                                    ARTICLE V
                              MEETINGS OF DIRECTORS

        Regular meetings of the Board of Directors shall be held without notice at such place or places either within or without the Commonwealth of Pennsylvania, at such hour and on such day as may be fixed by resolution of the Board of Directors.

        The Board of Directors shall meet for organization at its first regular meeting after the annual meeting of shareholders or at a special meeting of the Board of Directors called after the annual meeting of shareholders and prior to said first regular meeting. If no special meeting of the Board of Directors for organization shall be called, all provisions of these By-laws in respect of notice of special meetings of the Board of Directors shall apply to the first regular meeting of the Board of Directors held after the annual meeting of shareholders.

        Special meetings of the Board of Directors shall be held, whenever called by the Chairman or by four directors or by resolution adopted by the Board of Directors, at such place or places either within or without the Commonwealth of Pennsylvania as may be stated in the notice of the meeting.

        Notice of the time and place of all special meetings of the Board of Directors, and notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director in person, by telephone, or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, or by any type of electronic communication to the address (or to the telephone, telex, TWX, fax or other number or address) supplied by the director to the Corporation for the purpose of notice at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by such director in writing, whether before or after the time stated therein, or if such director shall be present at the beginning of such meeting and does not object to the transaction of business because the meeting was not lawfully called or convened. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the director when deposited in the United States mail or with a telegraph office or courier service for delivery to the director or, in the case of telex, TWX, fax or other electronic communication, it shall be deemed to have been given to the director when dispatched. In the absence of any resolution of the Board of Directors or any committee governing rules of procedure to the contrary, notice of meetings of any committee referred to or provided for in these By-laws shall follow the same procedures as those set forth in these By-laws for meetings of the Board of Directors.

        Except as otherwise provided in these By-laws, a majority of the directors in office shall constitute a quorum of the Board competent to transact business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided in these By-laws, all questions shall be decided by a vote of a majority of the directors present.

        All or any number less than all of the directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        Each committee referred to or provided for in these By-laws shall have authority, except as may otherwise be required by law or by resolution of the Board of Directors, to fix its own rules of procedure and to meet where and as provided by such rules. The presence at any meeting of any such committee of a majority of the members, including alternate members thereof, shall be necessary to constitute a quorum for the transaction of business and in every case the affirmative vote of a majority of such members present at any meeting shall be necessary for the adoption of any resolution of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof, including alternate members, present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE VI
                              CHAIRMAN OF THE BOARD

        The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present and shall call meetings of the Board and Board committees when he or she deems them necessary. Unless otherwise precluded from doing so by these By-laws, the Chairman of the Board may be a member of the committees of the Board. He or she shall act as chairman at all meetings of the shareholders at which he or she is present unless he or she elects that the Chief Executive Officer shall so preside. The Chairman of the Board may be designated by the Board as an officer of the Company and may be elected by the Board as the Chief Executive Officer. The Chairman of the Board shall perform all duties as may be assigned to him or her by the Board of Directors.


                                   ARTICLE VII
                       PRESIDENT; CHIEF EXECUTIVE OFFICER

        The President shall have such powers and duties as may, from time to time, be prescribed by the Board of Directors or the Chairman of the Board. Unless the Board of Directors shall otherwise direct, the President shall be the Chief Executive Officer of the Company. In the absence of the Chairman of the Board, the President or, if none, the Chief Executive Officer shall perform the duties and have the powers of the Chairman of the Board, as determined by the Board of Directors.

        The Chief Executive Officer shall have general charge of the affairs of the Company, subject to the control of the Board of Directors. He or she may appoint all officers and employees of the Company for whose election no other provision is made in these By-laws, and may discharge or remove any officer or employee, subject to action thereon by the Board of Directors as required by these By-laws. The Chief Executive Officer shall be the officer through whom the Board delegates authority to corporate management, and shall be responsible to see that all orders and resolutions of the Board are carried into effect by the proper officers or other persons. The Chief Executive Officer shall also perform all duties as may be assigned to him or her by the Board of Directors.


                                  ARTICLE VIII
                                    SECRETARY

        The Secretary shall attend meetings of the shareholders and the Board of Directors, shall keep minutes thereof in suitable books, and shall send out all notices of meetings as required by law or by these By-laws. He or she shall, in general, perform all duties incident to the office of the Secretary and perform such other duties as may be assigned to him or her by the Board, the Chairman of the Board or the President.


                                   ARTICLE IX
                                    TREASURER

        The Treasurer shall have custody of, and shall manage and invest, all moneys and securities of the Company, and shall have such powers and duties as generally pertain to the office of Treasurer.

        To the extent not invested, the Treasurer shall deposit all moneys in such banks or other places of deposit as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Company so authorized by resolution of the Board of Directors. Unless otherwise provided by the Board of Directors, all checks, drafts, notes and other orders for the payment of money from a disbursing account shall be signed by the Treasurer or such person or persons as may be designated by name by the Treasurer in writing. The Treasurer's signature and, if authorized by the Treasurer in writing, the signature of such person or persons as may be designated by the Treasurer as provided above, to a check, draft, note or other order for the payment of money from a disbursing account may be by facsimile or other means. Procedures for withdrawal of moneys from accounts other than disbursing accounts shall be established from time to time by the Treasurer.

        The Treasurer shall have such other powers and perform such other duties as may be assigned by the Board of Directors. The Chief Financial Officer of the Company shall have all of the powers granted to the Treasurer under these By-laws, including the power to sign any check, draft, note or other order for the payment of money from a disbursing account, including by facsimile signature or other means.


                                   ARTICLE X
          ASSISTANT SECRETARY, ASSISTANT TREASURER AND OTHER OFFICERS

        In the event of the absence or inability to serve of the Secretary, an assistant secretary shall perform all the duties of the Secretary; and in the event of the absence or inability to serve of the Treasurer, an assistant treasurer shall perform all the duties of the Treasurer.

        The powers and duties of other officers of the Company shall be such as may, from time to time, be prescribed by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer.

        In case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board, or in the absence of action by the Board, the Chief Executive Officer, or in his or her absence, the President, or in his or her absence, the Chairman of the Board, may delegate for the time being the powers and duties of any officer to any other officer or to any director.


                                   ARTICLE XI
                                 CORPORATE SEAL

        The Company shall have a corporate seal, which shall contain within a circle the name of the Company, together with the following: "Incorporated 1872".


                                   ARTICLE XII
                              CERTIFICATES OF STOCK

        The shares of stock of the Company shall be represented by certificates of stock, signed by the President or one of the Vice Presidents or other officer designated by the Board of Directors, countersigned by the Treasurer or an assistant treasurer and sealed with the corporate seal of the Company; and if such certificates of stock are signed or countersigned by a corporate transfer agent or a corporate registrar of this Company, such signature of the President, Vice President or other officer, such counter-signature of the Treasurer or assistant treasurer, and such seal, or any of them, may be executed in facsimile, engraved or printed.


                                  ARTICLE XIII
                               TRANSFERS OF STOCK

        Transfers of shares of stock of the Company shall be made on the books of the Company by the holder of record thereof or his or her legal representative, acting by his or her attorney-in-fact duly authorized by written power of attorney filed with the Secretary of the Company, or with one of its transfer agents, and on surrender for cancellation of the certificate or certificates for such shares. Except as otherwise provided in these By-laws, the person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. The Company may have one or more transfer offices or agencies and/or registrars for the transfer and/or registration of shares of stock of the Company.

        The Board of Directors may fix in advance a time, which shall not be more than ninety days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date, for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares; and in such case only shareholders of record at the time so fixed as a record date shall be entitled to notice of, or to vote at, such meeting or to vote at any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the Company after any such record date fixed as aforesaid.


                                   ARTICLE XIV
                                     RIGHTS

        Those rights having the terms provided under the Rights Agreement between CBS Corporation and First Chicago Trust Company of New York (the "Rights Agent") dated as of December 28, 1995, as it may be amended from time to time (the "Rights" and the Rights Agreement") and issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) shall, under certain circumstances as provided in the Rights Agreement, be null and void and may not be transferred to any person.


                                   ARTICLE XV
                                   FISCAL YEAR

        The fiscal year of the Company shall be the calendar year.


                                   ARTICLE XVI
                             CERTAIN ISSUES OF STOCK

        The Company may from time to time issue shares of its stock and may create and issue (whether or not in connection with the issuance of any of its shares or other securities) option rights or securities having conversion or option rights entitling the holders thereof to purchase or acquire shares, option rights, securities having conversion or option rights, or obligations, of any class or series, or assets of the Company, or to purchase or acquire from the Company shares, option rights, securities having conversion or option rights, or obligations, of any class or series owned by the Company and issued by any other person. Such shares, rights or securities may be issued to directors, officers (including assistant officers) or employees of the Company or any of its subsidiaries or to such other persons as the Company may determine appropriate.

                                  ARTICLE XVII
                                 INDEMNIFICATION

         A. INDEMNIFICATION PROVISIONS APPLICABLE TO PROCEEDINGS NOT COVERED BY SECTION B OF THIS ARTICLE.

        Every person who is or was a director, officer or employee of the Company, or of any other corporation which he or she serves or served as such at the request of the Company, shall, in accordance with this Article XVII but not if prohibited by law, be indemnified by the Company as hereinafter provided against reasonable expense and any liability paid or incurred by him or her in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil, criminal administrative or investigative, in which he or she may be involved, as a party or otherwise, by reason of his or her being or having been a director, officer or employee of the Company or such other corporation, whether or not he or she continues to be such at the time such expense or liability shall have been paid or incurred.

        As used in this Article XVII, the term "expense" shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term "liability" shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee with respect to any such claim, action, suit or proceeding.

        Any person referred to in the first paragraph of this Article XVII who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such first paragraph shall be reimbursed by the Company for his or her reasonable expense.

        Any other person claiming indemnification under the first paragraph of this Article XVII shall be reimbursed by the Company for his or her reasonable expense and for any liability (other than any amount paid to the Company) if a Referee shall deliver to the Company his or her written finding that such person acted, in good faith, in what he or she reasonably believed to be the best interests of the Company, and in addition with respect to any criminal action or proceeding, reasonably believed that his or her conduct was lawful. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the foregoing standards of conduct. The person claiming indemnification shall at the request of the Referee appear before him or her and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he or she relies for indemnification; and the Company shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for his or her finding which are within the possession or control of the Company. As used in this
Article XVII, the term "Referee" shall mean independent legal counsel (who may be regular counsel of the Company), or other disinterested person or persons, selected to act as such hereunder by the Board of Directors of the Company, whether or not a disinterested quorum exists.

        Any expense incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article XVII may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking made by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not indemnified under this Article XVII.

        The rights of indemnification provided in this Article XVII shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law and, in the event of such person's death, such rights shall extend to his or her heirs and legal representatives.

        B. INDEMNIFICATION PROVISIONS APPLICABLE TO PROCEEDINGS BASED ON ACTS OR OMISSIONS ON OR AFTER JANUARY 27, 1987.

        SECTION 1.  Right to Indemnification and Effect of Amendments.

        (a) Right to Indemnification. The Company, unless prohibited by applicable law, shall indemnify any person who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (a Proceeding) (whether or not the indemnified liability arises or arose from any threatened, pending or completed Proceeding by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a Covered Entity) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that except as provided in Section 4(c) of this Article, the foregoing shall not apply to a director or officer of the Company with respect to a Proceeding that was commenced by such director or officer.

Any director or officer of the Company entitled to indemnification as provided in this Section 1, is hereinafter called an "Indemnitee." Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article.

        (b) Effect of Amendments. Neither the alteration, amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article (including, without limitation, this Section 1(b)) shall adversely affect the rights of any director or officer under this Article with respect to any Proceeding commenced or threatened, or any alleged act or omission, prior to such alteration, amendment, repeal or adoption of an inconsistent provision, without the written consent of such director or officer.

        SECTION 2. Insurance; Contracts and Funding. The Company may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in
Section 1 or Section 5 of this Article or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any director, officer, employee or agent of the Company or of any Covered Entity in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        SECTION 3. Indemnification and Not Exclusive Right. The right of indemnification provided in this Article shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article and shall be applicable to Proceedings arising from acts or omissions occurring on or after January 27, 1987.

        SECTION 4. Advancement of Expenses; Request for Indemnification; Remedies; Presumptions and Defenses. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

        (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding (including any Proceeding commenced by the Indemnitee under Section 4(c) but excluding any other Proceeding commenced by the Indemnitee) shall be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

        (b) Request for Indemnification. To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the Supporting Documentation).

        (c) Remedies; Presumptions and Defenses. If (i) expenses are not advanced in full within 20 days after receipt by the Company of the statement or statements and the undertaking (if an undertaking is required by law, By-law, agreement or otherwise at the time of such advance) required by Section 4(a) of this Article, or (ii) indemnification is not paid in full within 60 days after receipt by the Company of the written request for indemnification and Supporting Documentation required by Section 4(b) of this Article, then the person claiming advancement of expenses or indemnification shall be entitled to seek judicial enforcement of the Company's obligation to pay such advancement of expenses or indemnification. It shall be a defense to any Proceeding seeking judicial enforcement of the Company's obligation to pay indemnification that the conduct of the person claiming indemnification was such that under Pennsylvania law the Company is prohibited from indemnifying such person for the amount claimed. The Company shall have the burden of proving such defense. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that such indemnification is prohibited by law, shall be a defense to a Proceeding seeking enforcement of the provisions of this Article or create a presumption that such indemnification is prohibited by law. The only defense to any such Proceeding to receive payment of expenses in advance shall be failure to make an undertaking to reimburse, if such an undertaking is required by law, By-law, agreement or otherwise. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the Commonwealth of Pennsylvania or any other court of competent jurisdiction, contesting the right of a person claiming advancement of expenses or indemnification to receive such advancement or indemnification hereunder because such advancement or indemnification is prohibited by law; provided, however, that in any such action the Company shall have the burden of proving that such advancement or indemnification is prohibited by law.

        The Company shall be precluded from asserting in any action or Proceeding commenced pursuant to this Section 4(c) that the procedure and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Article.

        If the person claiming advancement of expenses or indemnification, pursuant to this Section 4(c), seeks to enforce his or her rights under, or to recover damages for breach of this Article, that person shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by such person if such person prevails in such Proceeding. If it shall be determined in such Proceeding that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such Proceeding shall be prorated accordingly.

        SECTION 5. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article, the Company, unless prohibited by applicable law, may indemnify any person other than a director or officer of the Company who is or was an employee or agent of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Company may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

        SECTION 6. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


                                 ARTICLE XVIII
                               DIRECTOR LIABILITY

        To the fullest extent that the law of the Commonwealth of Pennsylvania, as it exists on January 27, 1987, or as it may thereafter be amended, permits the elimination of the liability of directors, no director of the Company shall be liable for monetary damages for any action taken, or any failure to take any action. This Article shall not apply to any breach of performance of duty or any failure of performance of duty by any director occurring prior to January 27, 1987. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal.


                                  ARTICLE XIX
                              PENNSYLVANIA OPT OUT

         A. "Subsections (e) through (g) of Section 1721, "Board of Directors," of Title 15 of the Pennsylvania Consolidated Statutes, or any successor subsections thereto, shall not be applicable to the Company.

         B. Subchapter G, "Control-Share Acquisitions," of Chapter 25, Title 15 of the Pennsylvania Consolidated Statutes, or any successor subchapter thereto, shall not be applicable to the Company.

         C. Subchapter H, "Disgorgement By Certain Controlling Shareholders Following Attempts to Acquire Control," of Chapter 25, Title 15 of the Pennsylvania Consolidated Statutes, or any successor subchapter thereto, shall not be applicable to the Company."


                                   ARTICLE XX
                                   AMENDMENTS

         The By-laws of the Company, regardless of whether adopted by the shareholders or by the Board of Directors, may be altered, amended or repealed by the Board of Directors, to the extent permitted by applicable law, or, subject to Article I hereof, by the shareholders. Such action at a meeting of the Board of Directors shall be taken by the affirmative vote of a majority of the members of the Board of Directors in office at the time;

and such action by the shareholders shall be taken by the affirmative vote of the holders of 80% of the shares of capital stock of the Company entitled to vote thereon.

         These By-laws are subject to any requirements of law, any provisions of the Articles of the Company, as from time to time amended, and any terms of any series of preferred stock or any other securities of the Company.


                                   ARTICLE XXI
                            CONFIDENTIALITY IN VOTING

         Shareholders shall be provided permanent confidentiality in all voting, except as necessary to meet applicable legal requirements. The Company shall engage the services of an independent third party to receive, inspect, count and tabulate proxies. A representative of the independent third party shall also act as a judge of election at the annual meeting of shareholders.